Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257917) on Form S-8 of our report dated June 25, 2026, with respect to the financial statements and the supplemental schedule of the Valero Energy Corporation Thrift Plan.

/s/ KPMG LLP

Cleveland, Ohio
June 25, 2026